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                                                                   Exhibit 10.26


                                                        Adopted on June 15, 1993
                                                    Amended on November 10, 1993


                              KROLL HOLDINGS, INC.

                              RESTRICTED STOCK PLAN



1.       PURPOSE OF THE PLAN

         The purpose of the Kroll Holdings, Inc. Restricted Stock Plan (the "Plan") is to retain certain managing directors and key employees of Kroll Associates, Inc. (the "Company") and its Affiliates by providing such persons with a proprietary interest in the Company and to provide them a continued incentive to improve the growth and profitability of the Company.

2.       DEFINITIONS

         The following words and phrases when used in the Plan with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

         (a) "AFFILIATE" with respect to Kroll Holdings, Inc., shall mean Kroll Associates, Inc., Kroll Associates U.K. Limited, Harrison/Kroll Environmental Services, Inc., or any other corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by Kroll Holdings, Inc.

         (b) "AWARD" shall mean an award of Common Shares pursuant to the Plan.

         (c) "BENEFICIARY" shall mean the person or persons designated by a Participant to receive Common Shares or other amounts payable under the Plan in the event of such Participant's death. Such person shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if the Participant does not have a surviving spouse, his estate.

         (d) "BOARD" shall mean the Board of Directors of the Company.

         (e) "CAUSE" shall mean a Participant's commission of a felony, gross negligence or willful misconduct in connection with the performance of his duties as an employee, fraudulent act or act or omission adverse to the reputation of the Company.

         (f) "COMMITTEE" shall mean the Committee appointed by the Board pursuant to Section 3 of the Plan.


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         (g) "COMMON SHARES" shall mean the common shares of the Company, par value of $.01 per share.

         (h) "COMPANY" shall mean Kroll Holdings, Inc.

         (i) "DISABILITY" shall mean a permanent disability within the meaning of the Company's long-term disability plan.

         (j) "EFFECTIVE DATE" of the Plan shall mean June 15, 1993.

         (k) "ELIGIBLE EMPLOYEE" shall mean (1) any Employee, excluding the Majority Shareholder, who is managing director or key executive of the Company or an Affiliate, or (2) certain other individuals who, in the judgment of the Restricted Stock Plan Committee, should be eligible to participate in the Plan due to the services they perform on behalf of the Company.

         (l) "EMPLOYEE" shall mean a full-time employee of the Company or an Affiliate. The terms "employed" and "employment" shall have correlative meanings.

         (m) "LONG TERM INCENTIVE PLAN" means the Long-Term Incentive Plan adopted as of December 3, 1990, as amended and terminated effective June 15, 1993.

         (n) "MAJORITY SHAREHOLDER" means Jules B. Kroll and his family, and their respective estates and heirs.

         (o) "PARTICIPANT" shall mean an Eligible Employee to whom an Award has been made.

         (p) "PLAN" shall mean the Kroll Holdings, Inc. Restricted Stock Plan.

         (q) "PUBLIC OFFERING" shall mean an offer for sale of Common Shares pursuant to an effective registration statement filed by the Company on Form 5-1 or a successor form thereto pursuant to the Securities Act.

         (r) "SECURITIES ACT" shall mean the Securities act of 1933, as amended.

         (s) "VESTING DATE" with respect to any Common Shares subject to an Award shall mean the date on which such Common Shares vest pursuant to Section 6 of the Plan.

         (t) "VESTING PERIOD" with respect to any Common Shares subject to an Award shall mean the period from and including the date of the Award until but excluding the Vesting Date for such Common Shares.

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3.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Committee. The members of the Committee shall be appointed by the Board.

         In addition to the other powers granted to the Committee under the Plan, the Committee shall have, subject to the terms of the Plan, the power: (a) to make Awards; b) to determine to which of the Eligible Employees Awards shall be made; (c) to determine the time or times when Awards shall be made and to determine the number of Common Shares subject to each such Award and the Vesting Date or Vesting Dates for such Common Shares; (d) to prescribe the form of any instrument evidencing an Award; (e) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable for the administration of the Plan; (f) to construe and interpret the Plan, such rules and regulations and the instruments evidencing Awards; and (g) to make all other determinations necessary or advisable for the administration of the Plan.

         Any Award, determination, prescription or other act of the Committee shall be conclusively binding upon all persons. No member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Award. To the full extent permitted by law, the Company shall indemnify and save harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person's testator or intestate, is or was a member of the Committee.

4.       SHARES SUBJECT TO PLAN

         The maximum number of Common Shares available for Awards under the Plan shall be 9,240, which shall equal 9.24% of the outstanding Common Shares of the Company after the consummation of the transactions contemplated by the Plan of Reorganization and Stockholders Agreement dated as of June 15, 1993 by and among American International Group, Inc., Jules B. Kroll and the Company. Common Shares issued under the Plan may be either newly issued shares or treasury shares, at the discretion of the Committee.

5.       AWARDS OF COMMON SHARES

         The Committee shall from time to time, in its sole discretion, but subject to the provisions of the Plan, determine: (a) those Eligible Employees to whom an Award should be made; (b) the number of Common Shares to be issued in connection with the Award; and (c) the Vesting Date or Vesting Dates and other terms and conditions of the Award. No Award may be granted under the Plan after ten years after the Effective Date of the Plan.

         Each Award shall be evidenced by a written award agreement, executed by the Participant and the Company, substantially in form attached hereto.


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6.       VESTING TERMS AND CONDITIONS

         All Common Shares awarded to Participants shall be subject to the following terms and conditions:

         (a) At the time of an Award, the Committee shall establish a Vesting Date or Vesting Dates with respect to the Common Shares subject to the Award, PROVIDED, that Participants receiving Awards in 1993 who were participants in the Company's Long Term Incentive Plan shall have Vesting Dates as follows:
Awards granted in 1993 to Participants who became participants in the Long Term Incentive Plan prior to or in January 1991 will have a Vesting Date of January 1, 1996, and Awards granted in 1993 to Participants hereunder who became participants in the Long Term Incentive Plan after January 1991 but before January 1992 will have a Vesting Date of January 1, 1997.

         (b) If during the Vesting Period for any Common Shares awarded to the Participant, the Participant ceases to be an Employee by reason of death, Disability or termination of employment at or after age 65 (other than a termination by the Company for Cause) or upon termination of the Participant's employment by the Company or an Affiliate without Cause, such Common Shares shall immediately and fully vest.

         (c) If a Participant ceases to be an Employee for any other reason during the Vesting Period for any Common Shares awarded to the Participant, the Common Shares (to the extent not theretofore vested pursuant to Paragraphs (b) or (d) of this Section 6) shall be forfeited, without payment by the Company of consideration therefor, immediately upon such Participant's termination of employment.

         (d) All Common Shares awarded to Participants not theretofore forfeited shall immediately and fully vest upon a Public Offering of the Company or upon a sale of substantially all of the stock or assets of the Company.

         (e) At the time of an Award, the Committee may impose such additional restrictions on the Common Shares awarded as it, in its sole discretion, deems appropriate.

         (f) Until Common Shares subject to an Award vest, the Participant shall not sell, assign, devise, bequeath, pledge, transfer, hypothecate or in any manner dispose of or part with such Common Shares or rights to such Common Shares. No such sale or other attempt to transfer such Common Shares, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such Common Shares, but immediately upon any attempt to transfer such Common Shares or rights thereto, the portion of the Award represented by such Common Shares shall be cancelled without payment by the Company of consideration therefor and the transfer shall be of no force and effect.


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7.       ISSUANCE OF CERTIFICATES

         (a) Reasonably promptly after the receipt by the Company of the award agreement executed by the Participant as provided in Section 5 hereof and of a stock power endorsed by the Participant in blank with respect to the Common shares awarded by the agreement, the Company shall cause to be issued stock certificates, registered in the name of the Participant, evidencing the Common Shares awarded by the agreement. Each certificate shall contain such legends as the Committee deems appropriate.

         (b) Each certificate issued pursuant to Section 7(a) of the Plan in respect of an Award of Common Shares, together with the stock powers relating to such Common Shares, shall be held by the Company as custodian for the Participant. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant. Reasonably promptly after any such Common Shares vest pursuant to
Section 6 hereof, the Company shall cause to be issued certificates evidencing such Common Shares, and shall cause such certificates to be delivered to the Participant. Each certificate shall contain such legends as the Committee deems appropriate.

8.       RIGHTS AS SHAREHOLDER

         A Participant to whom an Award is made shall not be deemed for any purpose to be, or have rights as, a shareholder of the Company by virtue of such Award, except to the extent a stock certificate is issued therefor and then only from the date such certificate is issued. No adjustments shall be made for dividends or distributions or other rights for which the record date is prior to the date such stock certificate is issued. After the date a stock certificate is issued. After the date a stock certificate is issued, a Participant will have the same rights per Common Share as the Majority Shareholder has per Common Share to receive cash dividends with respect to the Common Shares subject to an Award.

         Unless the Committee otherwise determines, any securities and other property (excluding dividends paid in cash) received by a Participant as a result of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of common Shares or similar corporate change with respect to an Award that had not theretofore vested will not vest until the Common Shares subject to an Award vests, and shall be promptly deposited with a custodian designated by the Company.

9.       WITHHOLDING

         Any person receiving Common Shares shall be required to pay to the Company the amount of any taxes the Company is required by law to withhold with respect to any Award or with respect to the vesting of Common Shares subject to an Award. Such payment shall be due on the date the Company is required by law to withhold such taxes. In the event that such payment is not made when due, the Company shall have the right (a) to retain, or sell with 10 days' notice or such longer notice as may be required by applicable


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law, a sufficient number of the Common Shares issued in connection with any
Award in order to cover all or part of the amount required to be withheld; (b) to deduct, to the extent permitted by law, from any payment of any kind otherwise due to such person from the Company all or part of the amount required to be withheld; or (c) to pursue any other remedy available at law or in equity.

10.      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may at any time terminate the Plan, subject to immediate vesting of any theretofore unvested Common Shares and to such other conditions as it deems necessary or appropriate. The Board may from time to time revise or amend the Plan in any respects whatsoever except that, without approval of the majority of outstanding Common Shares of the Company voting at a meeting duly called at which a quorum is present, no such revision or amendment shall (a) increase the number of Common Shares object to the Plan, (b) remove the administration of the Plan from the Committee, (c) materially modify the requirements as to eligibility for receipt of an Award, or (d) materially increase the benefits accruing to Participants under the Plan.

11.      COMPLIANCE WITH APPLICABLE LAW

         Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Common Shares to be delivered pursuant to an Award, unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any exchange on which Common Shares are traded. The Company shall in no event be obligated to register any securities pursuant to the Securities Act or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement. The Committee may require, as a condition of the issuance and delivery of such certificates and in order to ensure compliance with such laws, regulations and requirements, that the Participant make such covenants, agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

12.      LIMITATION ON RIGHTS

         No Eligible Employee or other person shall have a right to receive an Award. The Committee's making an Award to an Eligible Employee shall neither require the Committee to make an award to such Eligible Employee at any other time nor preclude the Committee from making subsequent Awards to such Eligible Employee. Each Award, if it is otherwise consistent with the applicable provisions of the Plan, may provide for differing number of Common Shares and other terms and conditions.

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         The Plan is not a contract of employment, and the terms of employment of any Eligible Employee shall not be affected in any way by the Plan or related instruments except as specifically provided in the Plan or such related instruments. The establishment of the Plan and making of Awards pursuant thereto shall not be construed as conferring any legal rights upon any Eligible Employee for continuation of employment or as interfering with or limiting the right of the Company to terminate his employment, at any time, for any reason, for or without cause, and without regard to the effect that such termination might have upon him as a Participant.

13.      GOVERNING LAW

         The Plan shall be governed by the laws of the State of New York.

















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                                                                    RESTRSTK.FRM
                                                         REVISED: MARCH 23, 1994


                        RESTRICTED STOCK AWARD AGREEMENT


         RESTRICTED STOCK AWARD AGREEMENT ("Agreement") dated as of ______,199_ ________________ between Kroll Holdings, Inc., a Delaware corporation (the "Company"), and ____________________ (the "Shareholder").

         WHEREAS, the Company has determined to award the Shareholder ___shares of common stock, par value $.01 per share (the "Common Shares"), of the Company pursuant to the Company's Restricted Stock Plan (the "Plan"), subject to the terms and conditions of the Plan and of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used and not otherwise defined herein have the meaning given to such terms in the Plan. In addition, as used in this Agreement, the following capitalized terms shall have the following meanings.

                  (a) "Affiliate" shall mean with respect to any Person other than the Company, a spouse of such Person, any relative (by blood, adoption or marriage) of such Person, any director, officer or employee of such Person, any trust formed by such Person, any other Person of which such Person is a director, officer or employee, and any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.

                  (b) "Appraiser" shall mean an accounting firm selected by the Board of Directors of the Company.

                  (c)  "Call Date" shall mean the date specified in paragraph
         (b) of Section 10 hereof.

                  (d) "Event of Default" shall mean an event that at the time constitutes a default of the Company under any Note Purchase Agreement in effect at the time.

                  (e) "Fair Value" of a Common Share shall be determined by the Appraiser and shall be equal to the fair value of the Company (determined in accordance with the considerations listed below) divided by the total number of shares of Common Stock issued and outstanding at the time determined on a fully diluted basis. The fair value of the Company shall be the price at which the Common Shares of the Company would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both


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         parties having reasonable knowledge of relevant facts. In determining the fair value of the Company, the Appraiser will consider the number of Common Shares being sold and the restrictions contained in this Agreement; the financial condition and operating results and prospects of the Company, including: balance sheet, historical and at the valuation date; assets; liabilities; and book value; historical operating results, particularly profits generated and factors affecting profits; dividends paid historically and dividend-paying capacity; budgets; plans and projections of future performance; and prospects at the valuation date. Fair Value shall be determined by an appraisal conducted each year as of September 30th of such year commencing with the year preceding expiration of the Vesting Period and continuing for so long as Fair Value shall be required to be determined under this Agreement. Such appraisal shall be conducted following the release of the Company's unaudited September 30 financial statements.

                  (f) "Note Purchase Agreement" shall mean any long-term debt agreements entered into by the Company.

                  (g) "Permitted Disposition" shall mean a disposition of Common Shares described in Section 4.

                  (h) "Permitted Transferee" shall mean a Transferee who receives his interest in the Common Shares as the result of a Permitted Disposition, provided that such Transferee becomes a party to this Agreement as provided in Section 3.

                  (i) "Person" shall mean an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof.

                  (j) "Transfer" shall mean any transfer, sale, assignment, gift, testamentary transfer, pledge, hypothecation or other disposition of any interest. "Transferee" and "Transferor" shall have correlative meanings.

         2. AWARD OF SHARES. Pursuant to the terms of the Plan and of this Agreement, the Company hereby awards the Shareholder ____ Common Shares. The Vesting Date with respect to such Common Shares shall be __________, 199_.

         3. LIMITATIONS ON TRANSFER. The Shareholder shall not Transfer any Common Shares except as provided in this Agreement. It shall be a condition precedent to any Transfer of Common Shares (but excluding Transfers made in connection with a Public Offering) that the Transferee (if not already a party to this Agreement), shall agree prior to the Transfer in writing with the Company to be bound by the terms of this Agreement as if it had been an original signatory hereto.

         4. PERMITTED DISPOSITION. After the Vesting Date, the Shareholder shall be entitled to Transfer Common Shares, at any time and from time to time (a) if such Transfer is




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a testamentary transfer effected by operation of law or by will, (b) to a trust for the benefit of such Shareholder or such Shareholder's spouse, issue or siblings, (c) pursuant to and in accordance with Sections 7 (puts), 8 (right of first refusal) and 9 (tag-along).

         5. EFFECT OF VOID TRANSFERS. In the event of any purported transfer of any of the Common Shares in violation of the provisions of this Agreement, such purported transfer shall, to the extent permitted by applicable law, be void and of no effect, and, until such time as a transfer in compliance with this Agreement shall have occurred, (i) no dividend of any kind whatsoever nor any distribution pursuant to liquidation or otherwise shall be paid by the Company to the purported transferee in respect of such Common Shares, (ii) the voting rights of such Common Shares, if any, on any matter whatsoever shall remain vested in the transferor, (iii) the transferor shall continue to be bound with respect to it obligations hereunder as the holder of such Common Shares and (iv) no such purported transfer in violation of this Agreement shall be registered by the Company on its books of registry.

         6. SECURITIES ACT; LEGENDS ON STOCK. (a) The Shareholder acknowledges and agrees that the certificate for the Common Shares shall bear the following legends:

                  "The shares represented by this certificate are subject to the terms and conditions of the Kroll Holdings, Inc. Restricted Stock Plan, dated as of June 15, 1993, as amended, and of a Restricted Stock Award Agreement dated as of ________ , 199_ and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by aforesaid Plan and Agreement. A copy of the Restricted Stock Plan and the Shareholder Agreement are on file and available for inspection at the principal offices of Kroll Holdings, Inc.

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under any state securities or blue sky laws. The shares may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act or an opinion of counsel for Kroll Holdings, Inc. that registration is not required under the Act."

                  (b) Prior to any Transfer of Common Shares, the holder thereof will give written notice to the Company which issued such shares of such holder's intention to effect such Transfer. The following provisions shall then apply:

                           (i) If in the opinion of such Company's counsel the proposed Transfer may be effected without registration of such shares under the Securities Act, such Company shall, as promptly as practicable, so notify the holder of such Common Shares and such holder shall thereupon be entitled, subject to the other provisions of this Agreement, to Transfer such Common Shares in accordance with the terms of the notice delivered by such holder to such Company.


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                           (ii) If such counsel is unable to conclude that the
          proposed Transfer may be effected without registration of such Common Shares under the Securities Act, such Company will, as promptly as practicable, so notify the holder thereof and thereafter such holder shall not be entitled to Transfer such Common Shares until either such Common Shares have been effectively registered under the Securities Act or the provisions of this paragraph (b) of this Section 6 have otherwise been complied with.

         7. SHAREHOLDER RIGHT TO PUT SHARES TO COMPANY. (a) Following expiration of the Vesting Period and prior to a Public Offering, a Shareholder or his Permitted Transferee shall have the right to sell to the Company, and the Company shall have the obligation to purchase from the Shareholder or his Permitted Transferee, Common Shares in accordance with the terms of this
Section 7.

         (b) On or about December 1 of each year commencing with the year immediately preceding expiration of the Vesting Period and continuing for so long as the Shareholder has a right to sell Common Shares to the Company under this Section 7, the Company shall inform the Shareholder of the Fair Value of a Common Share as determined in the most recently completed appraisal of the Company. The Shareholder shall have 30 days from the receipt of such information to make an election to sell Common Shares to the Company. Such election shall be made by written notice of the Shareholder to the Company specifying the number of Common Shares the Shareholder wishes to sell to the Company.

         (c) The Shareholder shall have the right to sell to the Company, and the Company shall be obligated to purchase, in any calendar year no more than 1/3 of the total number of vested Common Shares awarded to a Shareholder hereunder less, in the case of the first calendar year in which the Shareholder could sell Common Shares under paragraph (b) of this Section 7, any Common Shares repurchased by the Company pursuant to paragraph (e)(2) of this Section 7.

         (d) Thirty days following receipt of a Shareholder's election to sell Common Shares, the Company shall tender to the Shareholder or Permitted Transferee a certified check in an amount equal to the product of the number of Common Shares being sold and the Fair Value of a Common Share determined in the most recently completed appraisal and the Shareholder or Permitted Transferee shall deliver to the Company stock certificates for such Common Shares, duly endorsed in blank.

         (e) The Shareholder's or Permitted Transferee's right to sell and the Company's obligation to purchase Common Shares subject to an Award shall be subject to the following:

                           (1) The Company shall not be obligated to purchase Common Shares from a Shareholder or Permitted Transferee if at the time payment for such Common

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         Shares would be required to be made an Event of Default under any Note
         Purchase Agreement has occurred and is continuing.

                           (2) In the event Common Shares subject to an Award become vested prior to the Vesting Date for such Common Shares as a result of termination of a Shareholder's employment due to death, Disability, at or after age 65 (other than a termination by the Company for Cause) or upon termination of Shareholder's employment by the Company or an Affiliate without Cause, the Company shall not be obligated to purchase the Common Shares specified in paragraph (c) hereof until expiration of the original Vesting Period established for such Common Shares. However, within 30 days of the occurrence of such an event which accelerates vesting, a Shareholder or his Permitted Transferee may by written notice request the Company to purchase, and the Company shall be obligated within 30 days of receipt of such written notice to purchase, up to 1/3 of the total number of vested Common Shares awarded to a Shareholder hereunder. On the date specified by the Company for such purchase, the Company shall tender to the Shareholder or Permitted Transferee a certified check in an amount equal to the product of the number of Common Shares being sold and the Fair Value of a Common Share based on the most recently completed appraisal of Fair Value immediately preceding the date specified for purchase and the Shareholder or Permitted Transferee shall deliver to the Company stock certificates for such Common Shares, duly endorsed in blank.

         8. SHAREHOLDER RIGHT TO TRANSFER AND COMPANY RIGHT OF FIRST REFUSAL. Following the expiration of the right to put shares pursuant to Section 7 and prior to a Public Offering, a Shareholder and his Permitted Transferees shall have the right (subject to the other terms of this Agreement) to Transfer any Common Shares held by such holder(s) in accordance with the terms of this
Section 8. In the event that such holder(s) obtains from an independent purchaser a good faith BONA FIDE offer to purchase Common Shares held by such holder, he shall promptly notify the Company in writing of the name and address of such independent purchaser and inform the Company of the status of such negotiations. When and if such holder (a "Selling Shareholder") decides to Transfer any such Common Shares, such Selling Shareholder shall promptly deliver to the Company a copy of such good faith BONA FIDE offer and a written notice that, unless the Company exercises its rights granted in this Section 8, such Selling Shareholder will Transfer his Common Shares in accordance therewith (the "Shareholder Notice"). At any time during the ten business days following receipt of the Shareholder Notice, the Company may give such Selling Shareholder notice of exercise of its right to purchase all, but not less than all, of the Common Shares which the Selling Shareholder has given notice of his intention to Transfer, on the same terms and conditions specified in the Shareholder Notice (the "Company Notice"). Upon receipt of the Company Notice, the Selling Shareholder shall sell the Common Shares described in the Shareholder Notice to the Company at a price equal to the product of the number of Common Shares being sold and the Fair Value of a Common Share based on the most recently completed appraisal of Fair Value immediately preceding the date of sale. If the Selling Shareholder shall not receive the Company Notice as provided in the foregoing sentence, he shall have the right to Transfer all, but not less than all, of the Common Shares offered for Transfer

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in the Shareholder Notice to the independent purchaser specified in the
Shareholder Notice, for the consideration and in accordance with the terms and conditions set out in such Shareholder Notice and in compliance with the terms of this Agreement, provided that such Selling Shareholder shall not Transfer any Common Shares to (i) any Person, or Affiliate of such Person, which competes, or is expected to compete, with the Company or any of its Affiliates, (ii) any Person, or Affiliate of such Person, who the Company determines (in its sole discretion) might cause harm to the Company by virtue of becoming a shareholder of the Company, (iii) any bank or other financial institution for the purpose of pledging or granting a security interest in such Common Shares in order to secure indebtedness of such Selling Shareholder, (iv) any other shareholder of the Company without the written consent of the Majority Shareholder, or (v) any Person, or Affiliate of such Person, which has a material adverse interest to, or is involved in a pending or threatened litigation or legal proceeding with, the Company, the Majority Shareholder or any of their Affiliates.

         9. SHAREHOLDER TAG-ALONG RIGHT. (a) In the event of a Public Offering of the Company or a sale of substantially all of the stock or assets of the Company, a Shareholder or his Permitted Transferee will be permitted to participate in such transaction by selling the number of Common Shares owned by the Shareholder and all of his Permitted Transferees equal to the greater of (i) the product of the number of Common Shares owned by the Shareholder and all of his Permitted Transferees and a fraction, the numerator of which is the total number of Common Shares proposed to be sold by the Majority Shareholder and the denominator of which is the total number of Common Shares then owned by the Majority Shareholder and his Permitted Transferees plus the number of Common Shares then owned by any other shareholder (and his Permitted Transferees) of the Company entitled to participate in such sale, and (ii) the number of Common Shares sufficient to provide proceeds equal to such Shareholder's tax liability for all of his vested Common Shares. The Company shall notify each Shareholder in writing of such Public Offering or sale, indicating the price and other material terms and conditions of the proposed sale and the intended closing date of such sale. Any purchase from a Shareholder under this Section 9 shall be at the same price per Common Share and on the same terms and conditions as apply to the purchase from the Majority Shareholder. Each Shareholder will have ten days from receipt of such notice to notify the Company in writing of its election to exercise its rights to participate in the sale. If the Company does not receive notice from a Shareholder within such ten-day period, such Shareholder shall be deemed to have elected not to exercise his rights under this Section 9 and the Company may complete the proposed Public Offering or sale at the price and on the terms and conditions of the notice to Shareholders.

         (b) The Company shall have the right, but not the obligation to satisfy the Shareholder's tag-along right by redeeming the number of Common Shares the Shareholder is entitled to sell under this Section 9 in lieu of allowing the Shareholder to participate in the sales transaction. On the date specified by the Company in a written notice to the Shareholder for such redemption, the Company shall tender to the Shareholder or Permitted Transferee a certified check in an amount equal to the product of the number of Common Shares being redeemed and the price per Common Share being paid in the sales transaction and the Shareholder or Permitted

Transferee shall deliver to the Company stock certificates for such Common Shares, duly endorsed in blank.

         10.      COMPANY'S RIGHT TO CALL COMMON SHARES FROM SHAREHOLDER.
(a) In the event that a Shareholder ceases to be employed by the Company or an Affiliate after the Vesting Date for his Common Shares for any reason other than (1) death, (2) Disability, (3) at or after age 65 (other than a termination by the Company for Cause), or (4) termination by the Company or an Affiliate without Cause, the Company shall have the right to purchase from such Shareholder and all of his Permitted Transferees, and such Shareholder and all of his Permitted Transferees shall have the obligation to sell to the Company, all (but not less than all) of such Shareholder's and all of his Permitted Transferee's vested Common Shares at a price equal to the product of the number of Common Shares being purchased and the Fair Value of a Common Share based on the most recently completed appraisal of Fair Value immediately preceding the Call Date.

         (b) The Company's right to purchase Common Shares shall be exercised by the delivery of a written notice to the Shareholder, specifying the Call Date, which date shall be not less than 60 and no more than 90 days after the date of such notice, on which the Company shall purchase all (but not less than all) of such Common Shares held by such Shareholder and all of his Permitted Transferees.

         11. RELEASE. THE SHAREHOLDER HEREBY RELEASES THE COMPANY AND EACH OF ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS
AND DIRECTORS, FROM ANY CLAIM THE SHAREHOLDER MAY HAVE AGAINST
EACH OR ANY OF SUCH PARTIES ARISING UNDER OR RELATING TO THE LONG
TERM INCENTIVE PLAN.

         12.      MISCELLANEOUS.

         (a) COST OF APPRAISAL. Any cost incurred in connection with the appraisal required to determine Fair Value shall be paid by the Company.

         (b) OTHER SHAREHOLDERS AGREEMENTS. None of the Shareholders shall enter into any stockholder agreement or arrangement of any kind with any person with respect to the Common Shares inconsistent with the provisions of this Agreement (whether or not such agreement or arrangement is with other stockholders that are not parties to this Agreement).

         (c) AMENDMENT. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance.

         (d) SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors, assigns and transferees, provided that the Shareholder may not assign to any person any of its rights hereunder other than in accordance with the provisions hereof.

         (e) NOTICES. All notices and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given if delivered in person, by cable, telegram, telex or facsimile transmission, to the parties as follows:

             If to a Shareholder:

                  To the address shown on the attached signature page.

             If to the Company:

                  Kroll Holdings, Inc.
                  900 Third Avenue
                  New York, New York 10022-4751
                  ATTENTION:  General Counsel

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

         (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

         (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         (h) INCORPORATION OF PLAN. All terms and provisions of the Plan are incorporated herein and made part hereof as if stated herein. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan.

         (i) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

         (j) SEVERABILITY. If any term, provision, covenant or restriction of this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         (k) MISCELLANEOUS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                      *****

         IN WITNESS WHEREOF, Kroll Holdings, Inc. has caused this Agreement to be duly executed by its duly authorized officer and the Shareholder has hereunto signed this Agreement on his own behalf, THEREBY REPRESENTING THAT HE HAS CAREFULLY READ AND UNDERSTANDS THIS AGREEMENT AND THE PLAN, as of the day and year first above written.

                                                     KROLL HOLDINGS, INC.



                                                     By:
                                                        -----------------------
                                                     SHAREHOLDER



                                                     --------------------------
                                                     Name:
                                                     Address: